Exhibit 99.1

ALTRIA AND PHILIP MORRIS INTERNATIONAL END MERGER DISCUSSIONS;

ALTRIA PROVIDES STATEMENT ON JUUL LEADERSHIP CHANGE;

TIGHTENS 2019 FULL-YEAR EARNINGS GUIDANCE

RICHMOND, VA. - September 25, 2019 - Altria Group, Inc. (Altria) (NYSE: MO) today announced that merger discussions with Philip Morris International Inc. (PMI) (NYSE: PM) have ended.

“While we believed the creation of a new merged company had the potential to create incremental revenue and cost synergies, we could not reach agreement,” said Howard Willard, Altria’s Chairman and Chief Executive Officer. “We look forward to continuing our commercialization of IQOS in the U.S. under our existing arrangement.”

Altria Statement on JUUL Labs Leadership Change

Separately, earlier today, JUUL announced the appointment of K.C. Crosthwaite as its Chief Executive Officer. Mr. Crosthwaite is stepping down from his position as Senior Vice President, Chief Strategy and Growth Officer of Altria in order to join JUUL. In response, Altria’s Chairman and CEO Howard Willard said, “K.C. is a proven industry leader who understands the importance of responsible business practices. This decision by JUUL recognizes that this is a critical time for the company. I believe K.C.’s experience, discipline and dedication to making harm reduction an industry-wide reality will help JUUL achieve its mission, while also urgently confronting and reversing underage use of vapor products.”

2019 Full-Year Guidance

Altria tightens its guidance for 2019 full-year adjusted diluted EPS to a range of $4.19 to $4.27 from a range of $4.15 to $4.27. The new range represents a growth rate of 5% to 7% from an adjusted diluted EPS base of $3.99 in 2018. This guidance range excludes the special items for the first half of 2019 shown in Schedule 1 and additional estimated per share charges of: (i) $0.02 of tax expense resulting from the Tax Cuts and Jobs Act related to a tax basis adjustment to Altria’s ABI investment and (ii) $0.01 in charges associated with the cost reduction program announced in December 2018.

Altria reaffirms its 2019 domestic cigarette industry volume decline rate estimate to be in a range of -5% to -6%.

Altria’s full-year adjusted diluted EPS guidance excludes the impact of certain income and expense items that management believes are not part of underlying operations. These items may include, for example, restructuring charges, asset impairment charges, acquisition-related costs, gain/loss on ABI/SABMiller plc (SABMiller) business combination, ABI-related special items, Cronos-related special items, certain tax items, charges associated with tobacco and health litigation items, and resolutions of certain non-participating manufacturer (NPM) adjustment disputes under the Master Settlement Agreement (such dispute resolutions are referred to as NPM Adjustment Items).

Altria’s management cannot estimate on a forward-looking basis the impact of certain income and expense items, including those items noted in the preceding paragraph, on its reported diluted EPS because these items, which could be significant, may be infrequent, are difficult to predict and may be highly variable. As a result, Altria does not provide a corresponding U.S. generally accepted accounting principles (GAAP) measure for, or reconciliation to, its adjusted diluted EPS guidance.

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The factors described in the “Forward-Looking and Cautionary Statements” section of this release represent continuing risks to Altria’s forecast.

Altria’s Profile

Altria’s wholly-owned subsidiaries include Philip Morris USA Inc. (PM USA), U.S. Smokeless Tobacco Company LLC (USSTC), John Middleton Co. (Middleton), Sherman Group Holdings, LLC and its subsidiaries (Nat Sherman), Ste. Michelle Wine Estates Ltd. (Ste. Michelle) and Philip Morris Capital Corporation (PMCC). Altria holds equity investments in Anheuser-Busch InBev SA/NV (ABI), JUUL Labs, Inc. (JUUL) and Cronos Group Inc. (Cronos).

The brand portfolios of Altria’s tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen® and Skoal®. Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle®, Columbia Crest®, 14 Hands® and Stag’s Leap Wine Cellars™, and it imports and markets Antinori®, Champagne Nicolas Feuillatte™, and Villa Maria Estate™ products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of Altria or its subsidiaries or are used with permission.

More information about Altria is available at Altria.com and on the Altria Investor app, or follow Altria on Twitter, Facebook and LinkedIn.

Forward-Looking and Cautionary Statements

This release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this release are described in Altria’s publicly filed reports, including its Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the period ended June 30, 2019. These factors include the following:

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unfavorable litigation outcomes, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with our and our subsidiaries’ understanding of applicable law, bonding requirements in the jurisdictions that do not limit the dollar amount of appeal bonds, and certain challenges to bond cap statutes;

•	government (including FDA) and private sector actions that impact adult tobacco consumer acceptability of, or access to, tobacco products;

•	the growth of the e-vapor category and other innovative tobacco products contributing to reductions in cigarette and smokeless tobacco product consumption levels and sales volume;

•	tobacco product taxation, including lower tobacco product consumption levels and potential shifts in adult consumer purchases as a result of federal and state excise tax increases;

•	the failure by our tobacco and wine subsidiaries to compete effectively in their respective markets;

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our tobacco and wine subsidiaries’ continued ability to promote brand equity successfully; to anticipate and respond to evolving adult consumer preferences; to develop, manufacture, market and distribute products that appeal to adult tobacco consumers (including, where appropriate, through arrangements with, and investments in third parties); to improve productivity; and to protect or enhance margins through cost savings and price increases;

•	changes in economic conditions that result in consumers choosing lower-priced brands;

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the unsuccessful commercialization of adjacent products or processes by our tobacco subsidiaries and investees, including innovative tobacco products that may reduce the health risks associated with current tobacco products and that appeal to adult tobacco consumers;

•	significant changes in price, availability or quality of tobacco, other raw materials or component parts;

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the risks related to the reliance by our tobacco subsidiaries on a few significant facilities and a small number of key suppliers, including an extended disruption at a facility or of service by a supplier;

•	required or voluntary product recalls as a result of various circumstances such as product contamination or FDA or other regulatory action;

•	the failure of our information systems or service providers’ information systems to function as intended, or cyber-attacks or security breaches;

•	unfavorable outcomes of any government investigations;

•	a successful challenge to our tax positions;

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the risks related to our and our investees’ international business operations, including failure to prevent violations of various United States and foreign laws and regulations such as laws prohibiting bribery and corruption;

•	our inability to attract and retain the best talent due to the impact of decreasing social acceptance of tobacco usage and tobacco control actions;

•	the adverse effect of acquisitions or other events on our credit rating;

•	our inability to acquire attractive businesses or make attractive investments on favorable terms, or at all, or to realize the anticipated benefits from an acquisition or investment;

•	the risks related to disruption and uncertainty in the credit and capital markets, including on our access to these markets, earnings and dividend rate;

•	impairment losses as a result of the write down of intangible assets, including goodwill;

•	the risks related to Ste. Michelle’s wine business, including competition, unfavorable changes in grape supply and governmental regulations;

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the adverse effects of risks encountered by ABI in its business, foreign currency exchange rates and ABI’s stock price on our equity investment in ABI, including on our reported earnings from and carrying value of our investment in ABI and the dividends paid by ABI on the shares we own;

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the risks related to our inability to transfer our equity securities in ABI until October 10, 2021, and, if our ownership percentage decreases below certain levels, the adverse effects of additional tax liabilities, a reduction in the number of directors that we have the right to have appointed to the ABI Board of Directors, and our potential inability to use the equity method of accounting for our investment in ABI;

•	the risk of challenges to the tax treatment of the consideration we received in the ABI/SABMiller business combination and the tax treatment of our equity investment;

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the risks related to our inability to obtain antitrust clearance required for the conversion of our non-voting JUUL shares into voting shares in a timely manner or at all, including the resulting limitations on our rights with respect to our investment in JUUL and our inability to account for our investment in JUUL using the equity method;

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the risks generally related to our investments in JUUL and Cronos, including our inability to realize the expected benefits of our investments in the expected time frames, or at all, due to the risks encountered by our investees in their businesses, such as operational, compliance and regulatory risks at the international, federal and state levels, including actions by the FDA; potential disruptions to our investees’ management or current or future plans and operations due to our investments; domestic or international litigation developments, government investigations, tax disputes or otherwise; and potential impairment of our investments;

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the risks related to our inability to acquire a controlling interest in JUUL as a result of standstill restrictions or to control the material decisions of JUUL, restrictions on our ability to sell or otherwise transfer our shares of JUUL until December 20, 2024, and non-competition restrictions for the same time period;

•	the risks related to any decrease of our percentage ownership in JUUL, including the loss of certain of our governance, consent, preemptive and other rights; and

•	the risks, including criminal, civil or tax liability for Altria, related to Cronos’s failure to comply with applicable laws, including cannabis laws.

Altria cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Contacts:

Altria Client Services

Investor Relations

804-484-8222

or

Altria Client Services

Media Relations

804-484-8897

Source: Altria Group, Inc.

Schedule 1

ALTRIA GROUP, INC.

and Subsidiaries

Reconciliation of GAAP and non-GAAP Measures

(dollars in millions, except per share data)

(Unaudited)

Reconciliation of Altria’s First Six Months 2019 Adjusted Results

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria	Diluted EPS
For the six months ended June 30, 2019
2019 Reported	$4,117	$999	$3,118	$3,116	$1.66
Tobacco and health litigation items	45	11	34	34	0.02
ABI-related special items	24	5	19	19	0.01
Asset impairment, exit, implementation and acquisition-related costs	204	46	158	158	0.08
Cronos-related special items	544	160	384	384	0.21
Tax items	—	(41)	41	41	0.02

2019 Adjusted for Special Items	$4,934	$1,180	$3,754	$3,752	$2.00

Reconciliation of Altria’s Full Year 2018 Adjusted Results

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria	Diluted EPS
For the year ended December 31, 2018
2018 Reported	$9,341	$2,374	$6,967	$6,963	$3.68
NPM Adjustment Items	(145)	(36)	(109)	(109)	(0.06)
Tobacco and health litigation items	131	33	98	98	0.05
ABI-related special items	(85)	(17)	(68)	(68)	(0.03)
Asset impairment, exit, implementation and acquisition-related costs	538	106	432	432	0.23
Loss on ABI/SABMiller business combination	33	7	26	26	0.01
Tax items	—	(197)	197	197	0.11

2018 Adjusted for Special Items	$9,813	$2,270	$7,543	$7,539	$3.99

Altria reports its financial results in accordance with GAAP. Altria’s management reviews certain financial results, including diluted EPS, on an adjusted basis, which excludes certain income and expense items, including those items noted under “2019 Full-Year Guidance.” Altria’s management does not view any of these special items to be part of Altria’s underlying results as they may be highly variable, may be infrequent, are difficult to predict and can distort underlying business trends and results. Altria’s management believes that adjusted financial measures provide useful additional insight into underlying business trends and results and provide a more meaningful comparison of year-over-year results. Altria’s management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. These adjusted financial measures are not consistent with GAAP and may not be calculated the same as similarly titled measures used by other companies. These adjusted financial measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

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